Exhibit 10.70

[Employee]
Notice of Performance-Based Restricted Stock Unit Grant

Participant:        [Participant Name]
Corporation:        CoreLogic, Inc.

Notice:
You have been granted the following Performance-Based Restricted Stock Units (“Performance-Based RSUs”) in accordance with the terms of the Plan and the Performance-Based Restricted Stock Unit Award Agreement attached hereto.

Type of Award:	Performance-Based RSUs

Plan:	The CoreLogic, Inc. 2011 Performance Incentive Plan
Grant:            Date of Grant:  [Grant Date]
Number of Performance-Based RSUs:  [Number of RSUs Granted]

Vesting:
Subject to the terms of the Plan and this Agreement, the vesting and payment of the Performance-Based RSUs shall be subject to (1) the attainment of the Performance Measures set forth below, and (2) to the extent the Performance Measures are attained, an additional time-based vesting requirement set forth below. The time-based vesting requirements set forth below require the Participant's continued employment or service through each applicable vesting date as a condition to the vesting of any of the Shares underlying the Performance-Based RSUs. Except as provided in Sections 4 and 5 of this Agreement, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Measurement Period:	[The performance period for the Performance-Based RSUs shall commence on January 1, 2012 and end on December 31, 2012 (the “Performance Period”).]

Performance Measures

[EPS Goals

The Performance-Based RSUs shall be subject to a vesting requirement based on the Corporation's attainment of the applicable earnings per share (“EPS”) goals set forth below. The Corporation shall determine its EPS over the Performance Period identified above, using the weighted average number of shares of the Corporation's Common Stock outstanding over the Performance Period. The percentage of the Performance-Based RSUs that will become subject to the time-based vesting requirements described below, subject to the provisions of this Agreement, at the end of the Performance Period shall be determined as follows:

EPS	Percentage of Performance-Based RSUs Becoming Eligible to Vest
Less Than [$.xx]	—%
[$.xx]	50%
[$.xx]	100%
[$x.xx]	150%

In the event that the Corporation's actual EPS for the Performance Period is between the [$.xx] and [$x.xx] identified in the table above, the percentage of Performance-Based RSUs that will become subject to the time-based vesting requirements described below will be determined based on linear interpolation between the levels in the table immediately above and immediately below the actual EPS level. In no event will the percentage of Performance-Based RSUs becoming eligible for time-based vesting exceed 150%.

Example: For example, if the Corporation achieves EPS of [$x.xx] for the Performance Period, 75% of the Performance-Based RSUs shall become eligible to vest, subject to the time-based vesting requirements described below. If the Corporation achieves EPS of [$x.xx] for the Performance Period, 150% of the Performance-Based RSUs shall become eligible to vest, subject to the time-based vesting requirements described below.

Adjustments. EPS is defines as pre-tax income less significant on-time items less normalized tax rate. The EPS goals set forth above shall be Business Criteria under the Plan, and shall be subject to all of the terms of the Plan applicable to Performance-Based Awards including the requirement for Administrator determination of attainment or non-attainment of the performance goals.]

Forfeiture:
Any unvested Performance-Based RSUs that have not become eligible for time-based vesting following the end of the Performance Period shall be immediately forfeited effective as of the end of the Performance Period.

Time-Based Vesting:
Any Performance-Based RSUs that have become eligible for time-based vesting following the end of the Performance Period based on the Corporation's [EPS] performance will be subject to the time-based vesting requirement described herein. Except as provided in Section 4 or Section 5 of this Agreement, in order to vest in and receive payment of any Shares underlying the Performance-Based RSUs which have become eligible for time-based vesting based on the attainment of the Performance Measures set forth above, the Participant must remain continuously employed through, and not have experienced a Termination prior to, [December 31, 2014] (i.e., the second anniversary of the end of the Performance Period). In no event, except as provided in Section 4 or Section 5 of the Performance-Based Restricted Stock Unit Award Agreement attached hereto, shall any Performance-Based RSUs be considered to have been earned unless and until such continued employment requirement is satisfied. Any Performance-Based RSUs which have not previously vested and become payable as a result of the foregoing time-based vesting requirement (and which were not previously forfeited) shall be immediately forfeited on the date of the Participant's Termination.

Rejection:
If you wish to accept this Performance-Based RSU Award, please access Fidelity NetBenefits® at www.netbenefits.com and follow the steps outlined under the "Accept Grant" link at any time within forty-five (45) days after the Date of Grant. If you do not accept your grant via Fidelity NetBenefits® within forty-five (45) days after the Date of Grant, you will have rejected this Performance-Based RSU Award.

[Employee]
Performance-Based Restricted Stock Unit Award Agreement

This Performance-Based Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Date of Grant set forth in the Notice of Performance-Based Restricted Stock Unit Grant attached hereto (the “Grant Notice”), is made between CoreLogic, Inc. (the “Corporation”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1.	Definitions.
Certain capitalized terms are defined in the Grant Notice, herein or in the attached Appendix A. Capitalized terms used but not defined in the Grant Notice, herein or in the attached Appendix A have the meaning assigned to such terms in the Plan.

2.	Grant of the Performance-Based RSUs.
Subject to the provisions of this Agreement and the provisions of the Plan, the Corporation hereby grants to the Participant, pursuant to the Plan, a right to receive the number of shares of Common Stock (“Shares”) set forth in the Grant Notice (the “Performance-Based RSUs”).

3.	Dividend Equivalents.
Each Performance-Based RSU shall accrue Dividend Equivalents (as defined below) with respect to dividends that would otherwise be paid on the Share underlying such Performance-Based RSU during the period from the Grant Date to the earlier of the date such Share is paid in accordance with this Agreement or the date the Share is forfeited pursuant to the terms of this Agreement. As of any date in this period that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Participant with an additional number of Performance-Based RSUs equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the total number of Performance-Based RSUs subject to the award as of the related dividend payment record date (including any Dividend Equivalents previously credited hereunder), divided by (iii) the fair market value (as determined in accordance with the terms of the Plan) of a share of Common Stock on the date of payment of such dividend. Any Performance-Based RSUs credited pursuant to the foregoing provisions of this Section 3 shall be subject to the attainment of the same Performance Measures and time-based vesting requirements applicable to the original Performance-Based RSUs to which they relate, and shall otherwise be subject to the same vesting, payment, delivery and other terms, conditions and restrictions as the original Performance-Based RSUs to which they relate. Any such crediting of Dividend Equivalents shall be conclusively determined by the Administrator. No crediting of Performance-Based RSUs shall be made pursuant to this Section 3 with respect to any Performance-Based RSUs which, as of such record date, have either been delivered or terminated pursuant to the Plan or this Agreement. For purposes of this Agreement, “Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to the Performance-Based RSUs but that have not been issued or delivered.

4.	Vesting and Payment; Termination.
(a)    The Performance-Based RSUs shall vest and become payable subject to the attainment of the Performance Measures and time-based vesting requirements as set forth in the Grant Notice. Subject to the terms of the Plan, the remaining provisions of this Section 4 and Section 5, all Performance-Based RSUs which have not become vested and payable prior to the date of the Participant's Termination shall be immediately forfeited.
(b)    Notwithstanding the foregoing Section 4(a) to the contrary, in the event of the Participant's Termination due to his or her death, Disability or, except as provided in Section 5(d), Normal Retirement, in each case during the Performance Period and prior to the Shares underlying the Performance-Based RSUs becoming vested and payable, then the Shares underlying the Performance-Based RSUs shall remain outstanding and shall be eligible to become vested and payable on a prorated basis such that the number of such Shares that shall become vested and payable as of the conclusion of the Performance Period shall equal (i) the number of such Shares that would have become eligible for time-based vesting as of the conclusion of the Performance Period based on the attainment of the Performance Measures set forth in the Grant Notice or that would have vested in connection with a change of control or other corporate transaction as provided in Section 5(a) (assuming no termination of employment had occurred), multiplied by (ii) a fraction, the numerator of which shall be the sum of the number of whole months during the Performance Period the Participant was employed by the Corporation or one of its Affiliates (as defined in Appendix A attached hereto), and the denominator of which shall be twelve months.
(c)    Notwithstanding the foregoing Section 4(a) to the contrary, in the event of the Participant's Termination due to his or her death, Disability or Normal Retirement, in each case following the end of the Performance Period and prior to the Shares underlying the Performance-Based RSUs becoming vested and payable, then any Shares underlying the outstanding Performance-Based RSUs that have become eligible for time-based vesting following the end of the Performance Period based on the Corporation's performance shall become vested and payable.
(d)    Any such Shares that become vested and payable pursuant to this Section 4 shall be paid (together with Shares comprising all accrued Dividend Equivalents with respect to such Shares) to the Participant at the time as specified in Section 6. The vesting and payment provided for in this Section 4 in connection with a Termination due to the Participant's Disability or Normal Retirement is subject to the condition that the Participant shall have signed a separation agreement in the form established by the Corporation within 21 days (or such longer period of time required by applicable law) following his or her Termination and such separation agreement is not subsequently revoked.
(e)    For purposes of this Agreement, “Normal Retirement” means Termination of the Participant, other than for Cause (as defined in Appendix A attached hereto), after the Participant has reached 62 years of age.

5.	Change in Control.
(a)    In the event during the Performance Period of a corporate transaction described in 7.2 of the Plan (which generally includes transactions that the Corporation does not survive or does not survive as a public company in respect of its Common Stock) in which the Administrator does not make a provision for the substitution, assumption, exchange or other continuation or settlement of the Performance-Based RSUs or (unless the Administrator has provided for the termination of the award) the award would otherwise not continue in accordance with its terms in the circumstances, the Performance Period shall be shortened so that such period terminates prior to such transaction as determined by the Administrator (any such shortened Performance Period, the “Shortened Performance Period”). Notwithstanding any continued employment or service requirement or time-based vesting requirement following the end of the Shortened Performance Period in the Plan or this Agreement to the contrary, the Participant shall be entitled to vesting and payment of the number of Shares subject to the Performance-Based RSUs (or the equivalent fair market value thereof, as determined by the Administrator, in cash) equal to the greater of (a) 100% of the total number of Performance-Based RSUs set forth in the Grant Notice or (b) the number of Performance-Based RSUs that would have become eligible for time-based vesting in accordance with the terms hereof based on the Corporation's actual performance for the Shortened Performance Period as determined using the Performance Measures set forth in the Grant Notice (assuming that such performance levels had been achieved for the entire Performance Period).
(b)    In the event of a corporate transaction described in 7.2 of the Plan following the end of the Performance Period, the provisions of Section 7.2 of the Plan shall apply to any Shares underlying the outstanding Performance-Based RSUs that have become eligible for time-based vesting following the end of the Performance Period based on the Corporation's performance.
(c)    Shares (or the equivalent fair market value thereof, as determined by the Administrator, in cash) underlying the Performance-Based RSUs that become vested and payable in connection with a transaction as described above in Section 5(a) or 5(b) shall be paid (together with any Shares comprising all accrued Dividend Equivalents with respect to such Shares) to the Participant at the time as specified in Section 6. Any Shares underlying Performance-Based RSUs that have been forfeited prior to the date of a transaction as described above in Section 5(a) or 5(b) shall not be eligible to become vested or payable in connection with any such transaction.
(d)    In the event the Participant is Terminated by the Corporation or an Affiliate (including any successor to such entity) without Cause during the Performance Period upon or at any time following a Change in Control and prior to the payment or other forfeiture of the Performance-Based RSUs, then the Shares underlying the Performance-Based RSUs shall remain outstanding such that the number of such Shares that shall become vested and payable as of the conclusion of the Performance Period shall equal the greater of (a) 100% of the total number of Performance-Based RSUs set forth in the Grant Notice or (b) the number of Performance-Based RSUs that would have become eligible for time-based vesting in accordance with the terms hereof based on the Corporation's actual performance for the Performance Period as determined using the Performance Measures set forth in the Grant Notice (assuming no termination of employment had occurred). In the event that the Participant would otherwise be entitled to accelerated vesting of the Performance-Based RSUs in connection with his or her Termination under both Section 4(b) and this Section 5(d), the provisions of this Section 5(d) will apply, and the Participant will not be entitled to any accelerated vesting under Section 4(b) with respect to such Termination.
(e)    In the event the Participant is Terminated by the Corporation or an Affiliate (including any successor to such entity) without Cause following the end of the Performance Period upon or at any time during the twelve-month period following a Change in Control and prior to the payment or other forfeiture of the Performance-Based RSUs, then any Shares underlying the outstanding Performance-Based RSUs that have become eligible for time-based vesting following the end of the Performance Period based on the Corporation's performance shall become vested and payable.
(f)    Any Shares underlying the Performance-Based RSUs that become vested and payable pursuant to this Section 5 shall be paid (together with any Shares comprising all accrued Dividend Equivalents with respect to such Shares) as provided in Section 6. Any Shares underlying Performance-Based RSUs that have been forfeited prior to the date of the Termination without Cause as described above shall not be eligible to become vested or payable in connection with any such Termination. The vesting and payment provided for in this Section 5 in connection with the Participant's Termination without Cause is subject to the condition that the Participant shall have signed a separation agreement in the form established by the Corporation within 21 days (or such longer period of time required by applicable law) following his or her Termination and such separation agreement is not subsequently revoked.

6.	Payment of Shares.
(a)    The Shares underlying the Performance-Based RSUs which have become vested and payable at the end of the Vesting Period according to the vesting schedule set forth in the Grant Notice, together with Shares comprising all accrued Dividend Equivalents with respect to such Shares, shall be paid by the Corporation to the Participant as soon as reasonably practicable in the year following the year in which the Vesting Period ends, but in no event later than 74 days, following the end of the year in which the Vesting Period set forth in the Grant Notice ends. The Shares underlying the Performance-Based RSUs which have become vested and payable in connection with a qualifying Termination occurring during the Performance Period pursuant to Section 4(b) or Section 5(d) of this Agreement, together with Shares comprising all accrued Dividend Equivalents with respect to such Shares, shall be paid by the Corporation to the Participant as soon as reasonably practicable in the year following the year in which the Performance Period ends, but in no event later than 74 days, following the end of the year in which the Performance Period set forth in the Grant Notice ends. The Shares underlying the Performance-Based RSUs which have become vested and payable in connection with a qualifying Termination occurring following the end of the Performance Period pursuant to Section 4(c) or Section 5(e) of this Agreement, together with Shares comprising all accrued Dividend Equivalents with respect to such Shares, shall be paid by the Corporation to the Participant as soon as reasonably practicable, but in no event later than 74 days, following the first to occur of (i) the date of the Participant's death or Disability, or (ii) the first anniversary of the Participant's “separation from service” (as such term is used for purposes of Section 409A of the Code). The Shares underlying the Performance-Based RSUs which have become vested and payable as a result of a transaction described in 7.2 of the Plan pursuant to Section 5(a) or Section 5(b), together with Shares comprising all accrued Dividend Equivalents with respect to such Shares, shall be paid by the Corporation to the Participant as soon as reasonably practicable in the year following the year in which the Vesting Period ends, but in no event later than 74 days, following the end of the year in which the Vesting Period set forth in the Grant Notice ends, provided, however, that (A) if the Participant dies, incurs a Disability or has a separation from service during the Performance Period, the related payment shall be made to the Participant as soon as reasonably practicable in the year following the year in which the Performance Period ends, but in no event later than 74 days, following the end of the year in which the Performance Period set forth in the Grant Notice ends, or (B) if the Participant dies, incurs a Disability or has a separation from service following the end of the Performance Period, the related payment shall be made to the Participant as soon as reasonably practicable, but in no event later than 74 days, following the first to occur of (x) the date of the Participant's death or Disability, or (y) the first anniversary of the Participant's separation from service. Notwithstanding the foregoing provisions of this Section 6, the Administrator may provide for payment of any Shares underlying the Performance-Based RSUs which have become vested and payable in accordance with the requirements of Treasury Regulation 1.409A-3(j)(4)(ix)(A), (B) or (C) promulgated under Section 409A of the Code (or any similar successor provision), which regulation generally provides that a deferred compensation arrangement may be terminated in limited circumstances following a dissolution or change in control of the Corporation. In the event that the specified period for any payment provided for in this Section 6 spans two calendar years and the payment is subject to the condition that the Participant have signed and not revoked a separation agreement, the payment shall be made by the Corporation in the second later calendar year.
(b)    Any Shares underlying the Performance-Based RSUs that have not become eligible for time-based vesting or become vested and payable pursuant to Section 4 or Section 5 following the end of the Performance Period shall be forfeited as of the last day of the Performance Period. The Participant shall have no rights to receive payment of any Shares, whether pursuant to this Section 6 or any other provision of this Agreement, with respect to Performance-Based RSUs that have been forfeited or cancelled, or for which Shares have previously been delivered. No fractional Shares shall be paid pursuant to this Section 6 or any other provision of this Agreement, and the Shares otherwise payable shall be rounded down to the nearest whole number of Shares.

7.	No Ownership Rights Prior to Issuance of Shares.
Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Performance-Based RSUs, nor have any rights to dividends (other than rights to Dividend Equivalents pursuant to Section 3) or other rights as a stockholder with respect to any such Shares, until and after such Shares have been actually issued to the Participant and transferred on the books and records of the Corporation or its agent in accordance with the terms of the Plan and this Agreement.

8.	Detrimental Activity.

(a) Notwithstanding any other provisions of this Agreement to the contrary, if at any time prior to the delivery of Shares with respect to the Performance-Based RSUs, the Participant engages in Detrimental Activity (as defined below), such Performance-Based RSUs shall be cancelled and rescinded without any payment or consideration therefor. The determination of whether the Participant has engaged in Detrimental Activity shall be made by the Administrator in its good faith discretion, and the payment of Shares with respect to the Performance-Based RSUs shall be suspended pending resolution to the Administrator's satisfaction of any investigation of the matter.
(b) For purposes of this Agreement, “Detrimental Activity” means at any time (i) using information received during the Participant's employment with the Corporation and/or its Subsidiaries, Affiliates and predecessors in interest relating to the business affairs of the Corporation or any such Subsidiaries, Affiliates or predecessors in interest, in breach of the Participant's express or implied undertaking to keep such information confidential; (ii) directly or indirectly persuading or attempting to persuade, by any means, any employee of the Corporation or any of its Subsidiaries or Affiliates to breach any of the terms of his or her employment with Corporation, its Subsidiaries or its Affiliates; (iii) directly or indirectly making any statement that is, or could be, disparaging of the Corporation or any of its Subsidiaries or Affiliates, or any of their respective employees (except to the extent necessary to respond truthfully to any inquiry from applicable regulatory authorities or to provide information pursuant to legal process); (iv) directly or indirectly engaging in any illegal, unethical or otherwise wrongful activity that is, or could be, substantially injurious to the financial condition, reputation or goodwill of the Corporation or any of its Subsidiaries or Affiliates; or (v) directly or indirectly engaging in an act of misconduct such as, embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation or any of its Subsidiaries or Affiliates, breach of fiduciary duty or disregard or violation of rules, policies or procedures of the Corporation or any of its Subsidiaries or Affiliates, an unauthorized disclosure of any trade secret or confidential information of the Corporation or any of its Subsidiaries or Affiliates, any conduct constituting unfair competition, or inducing any customer to breach a contract with the Corporation or any of its Subsidiaries or Affiliates, in each case as determined by the Administrator in its good faith discretion.

9.	No Right to Continued Employment.
None of the Performance-Based RSUs nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employ of the Corporation or any Subsidiary or Affiliate for any period, nor restrict in any way the right of the Corporation or any Subsidiary or any Affiliate, which right is hereby expressly reserved, to terminate the Participant's employment at any time for any reason. For the avoidance of doubt, this Section 9 is not intended to amend or modify any other agreement, including any employment agreement, that may be in existence between the Participant and the Corporation or any Subsidiary or Affiliate.

10.	The Plan.
In consideration for this grant, the Participant agrees to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Administrator. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly, provided that the provisions of Section 4, Section 5 and Section 6 of this Agreement shall control over any conflicting payment provisions of the Plan. The Plan and the prospectus describing the Plan can be found on Fidelity NetBenefits® at www.netbenefits.com under Plan Information and Documents. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant's written request to the Corporation at CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Corporation may from time to time specify.

11.	Compliance with Laws and Regulations.
(a)    The Performance-Based RSUs and the obligation of the Corporation to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Administrator shall, in its discretion, determine to be necessary or applicable. Moreover, the Corporation shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Corporation determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Corporation shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Corporation.
(b)    It is intended that the Shares received in respect of the Performance-Based RSUs shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Corporation, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144.

Certificates representing Shares issued to an “affiliate” of the Corporation may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Corporation deems appropriate to comply with Federal and state securities laws.
(c)    If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Corporation pursuant to this Agreement, an agreement (in such form as the Corporation may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Corporation, from counsel for or approved by the Corporation, as to the applicability of such exemption thereto.

12.	Notices.
All notices by the Participant or the Participant's assignees shall be addressed to CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Corporation may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant's address in the Corporation's records.
13.Severability.
In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

14.	Other Plans.
The Participant acknowledges that any income derived from the Performance-Based RSUs shall not affect the Participant's participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Corporation or any Subsidiary or Affiliate. Performance-Based RSUs and Dividend Equivalents shall not be deemed to be “Covered Compensation” under any other benefit plan of the Corporation.

15.    Adjustments.

The Performance-Based RSUs and the Shares underlying the Performance-Based RSUs shall be subject to adjustment and conversion pursuant to the terms of Section 7.1 of the Plan.

16.    Tax Withholding.

Any payment or delivery of Shares pursuant to this Agreement shall be subject to the Corporation's rights to withhold applicable Federal, state, local and non-United States taxes in accordance with Section 8.5 of the Plan.

17.    Section 409A.

The provisions of this Agreement shall be construed and interpreted to comply with Section 409A of the Code so as to avoid the imposition of any penalties, taxes or interest thereunder.

18.    Clawback.

The Performance-Based RSUs are subject to the terms of the Corporation's recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Performance-Based RSUs or any Shares or other cash or property received with respect to the Performance-Based RSUs (including any value received from a disposition of the Shares acquired upon payment of the Performance-Based RSUs).

CORELOGIC, INC.

By:______________________________
                                Name:
    Title:

Date: [Grant Date]

Acknowledged and agreed as of the Date of Grant:

Printed Name:    [Participant Name]

Date:    [Acceptance Date]

[NOTE: GRANT WILL BE ACCEPTED ELECTRONICALLY]